                                 AMENDMENT NO. 1
                             PARTICIPATION AGREEMENT


    The Participation Agreement (the "Agreement"), dated December 18, 1996, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware corporation, and Merrill Lynch Life Insurance Company, an Arkansas life insurance company, is hereby amended as follows:

    Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


                                   "SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS
-----------------------------------

    AIM VARIABLE INSURANCE FUNDS, INC.
     AIM V.I. Capital Appreciation Fund
     AIM V.I. Value Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS
-------------------------------------

    Merrill Lynch Life Variable Annuity Separate Account A
    Merrill Lynch Variable Life Separate Account
    Merrill Lynch Life Variable Life Separate Account II

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
-----------------------------------------

    Merrill Lynch Funds Retirement Plus
    Merrill Lynch Funds Investor Life
    Merrill Lynch Funds Investor Life Plus
    Merrill Lynch Funds Estate Investor I
    Merrill Lynch Funds Estate Investor II
    Prime Plan V, Vl, 7
    Prime Plan Investor"

    All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:  May 1, 1997

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                       AIM VARIABLE INSURANCE FUNDS, INC.


Attest:   /s/  Nancy L. Martin                      By:  /s/ Robert H. Graham
          --------------------                           --------------------

          Assistant Secretary
         President

(SEAL)


                                                  A I M DISTRIBUTORS, INC.


Attest:   /s/ Nancy L. Martin                     By: /s/ Michael J. Cemo
          -------------------                         -------------------
          Assistant Secretary
          President

(SEAL)



                                                  MERRILL LYNCH LIFE INSURANCE

                                                  COMPANY


Attest:  /s/ Lizette Pena                   By:  /s/ Anthony J. Vespa
         ----------------                        --------------------
         Assistant Secretary
         President

(SEAL)